Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Hennessy Advisors, Inc.:

We consent to the use of our report dated July 30, 2001 included herein and to the references to our firm under the headings "Experts" and "Changes in Accountants" in the prospectus.



/s/ KPMG LLP

San Francisco, California
August 6, 2001